                                                                  Exhibit 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)






                                                                                  Year ended
                                                                               December 31, 2003
                                                                              -----------------
Loss from continuing operations before minority interests and income tax           $ 72,025
Distributions received in excess of earnings from unconsolidated companies            1,225
Interest Expense                                                                    172,116
Portion of rent expense representative of interest                                      882
Amortization of Deferred Financing Costs                                             10,925
                                                                                   --------
Earnings                                                                           $257,173
                                                                                   ========
Interest Expense                                                                   $172,116
Capitalized Interest                                                                 18,233
Amortization of Deferred Financing Costs                                             10,925
GMAC Preferred Dividend                                                                  --
Portion of rent expense representative of interest                                      882
                                                                                   --------
Fixed Charges                                                                      $202,156
                                                                                   ========
Ratio of Earnings to Fixed Charges                                                     1.27
                                                                                   ========